House Lease Contract

Lessee (“Party A”): Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd.
Lessor (“Party B”): Guangzhou Juli Stationery Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations, Party A and Party B reached this Contract through negotiation based on the principle of equality, volunteer and mutual benefits with regarding to the leasing of workshop and warehouse.
Article 1: Party B shall guarantee that the leased house complies with the relevant state regulations.
Article 2: The location, area, decoration and facilities of the house leased by Party A are as follows:
1.	The house leased by Party B is located in No. 9 Yanhe Road, Donghui Square, West Area of Economic and Technological Development Zone, Guangzhou.
2.	The lease term is five years from July 15, 2011 to July 14, 2016.
3.
After the lease term expires, if Party A intends to lease the house continuously, it shall notify Party B in the written form three months in advance of the expiry date; Party A has the priority to lease the house under the same conditions.

Article 3: The agreements on the area, lease term, rent and relevant fees of the lease house are as follows:
I.	Agreements on area, lease term and rent of the house leased by Party A
1.
The third floor of the comprehensive building covers the valuation area of 871 square meters (based on the notes on the House Ownership Certificate of the leased house), and the rent included tax per month is RMB 30 per square meter, with the monthly rent of RMB 26,130 and lease term of five years; the rent will increase by 5% annually from the fourth year.

The lease term and rent are as follows:
Lease term	Amount of monthly rent (RMB)
From July 15, 2011 to July 14, 2012	26,130
From July 15, 2012 to July 14, 2013	26,130
From July 15, 2013 to July 14, 2014	26,130
From July 15, 2014 to July 14, 2015	27,436.5
From July 15, 2015 to July 14, 2016	28,808.3

2.
No. A workshop (five floors) (based on the notes on the House Ownership Certificate of the leased house) covers the valuation area of 7,772.8 square meters, and the rent included tax per month is RMB 17 per square meter, with the monthly rent of RMB 132,137.6 and lease term of five years; the rent will increase by 5% annually from the fourth year.

The lease term and rent are as follows:
Lease term	Amount of monthly rent (RMB)
From July 15, 2011 to July 14, 2012	132,137.6
From July 15, 2012 to July 14, 2013	132,137.6
From July 15, 2013 to July 14, 2014	132,137.6
From July 15, 2014 to July 14, 2015	138,744.5
From July 15, 2015 to July 14, 2016	145,681.7

3.
The third floor warehouse (based on the notes on the House Ownership Certificate of the leased house) covers the valuation area of 483.7 per square meter, and the rent included tax per month is RMB 17 per square meter, with the monthly rent of RMB 8,222.9 and lease term of five years; the rent will increase by 5% annually from the fourth year.

The lease term and rent are as follows:
Lease term	Amount of monthly rent (RMB)
From July 15, 2011 to July 14, 2012	8,222.9
From July 15, 2012 to July 14, 2013	8,222.9
From July 15, 2013 to July 14, 2014	8,222.9
From July 15, 2014 to July 14, 2015	8,634
From July 15, 2015 to July 14, 2016	9,065.7

II.	Rent and way of payment
1.
The house leased by Party A: (1) The third floor of the comprehensive building, with the valuation area of 871 square meters; (2) No. A workshop (five floors), with the valuation area of 7,772.8 square meters; (3) The third floor of the warehouse, with the valuation area of 483.7 square meters.

The total rent monthly is as follows:
Lease term	Amount of monthly rent (RMB)
From July 15, 2011 to July 14, 2012	166,490.5
From July 15, 2012 to July 14, 2013	166,490.5
From July 15, 2013 to July 14, 2014	166,490.5
From July 15, 2014 to July 14, 2015	174,815
From July 15, 2015 to July 14, 2016	183,555.7
2.	The payment way for the rent is as follows:
Party A will pay the rent of the current month in the way of remittent before the tenth day of each month, and Party B shall offer the formal invoice to Party A.
3.	During the lease term, Party B shall offer the two months of rent-free period, the details are as follows;
The rent-free period starts from the date of the acceptance of qualification opinion paper for the copy of House Ownership Certificate, firefighting certificate and house delivery for using (namely, July 15, 2011).
(1)	The third floor of comprehensive building has the valuation area of 871 square meters, with the two months of rent-free period, from July 15, 2011 to September 14, 2011.

(2)	No. A workshop (five floors) has the valuation area of 7,772.8 square meters, with the two months of rent-free period, from July 15, 2011 to September 14, 2011.
(3)	The third floor of warehouse has the valuation area of 483.7, with the two months of rent-free period, from July 15, 2011 to September 14, 2011.

III.	Deposit and agreement
Party A will pay RMB 499,471.5 (rent of three months, and the rent of each month is RMB166,490.5) as the deposit within 3 days after signing this Contract. After the lease term expired and Party A paid off the rent and other fees, Party B shall return the deposit to Party A within three days in the full amount without interest.

IV.	Agreement on initially-paid amount and payment way
1.	Party A shall pay RMB 499,471.5 to Party B as the deposit within 3 days after signing this Contract, and Party B shall issue the effective receipt for the deposit to Party A.
2.
Party A shall pay RMB 166,490.5 as the monthly rent from September 15, 2011 to October 14, 2011 to Party B within three days after signing this Contract, and Party B shall issue the effective receipt for the deposit to Party A.

3.	Within three days after signing this Contract, Party A shall pay the total amount of RMB 665,962 to Party B; Party A shall pay in the way of remittent.

V. Agreements on other expenses
1.
Within the lease term (including the rent-free period), the water, electricity and elevator maintenance fees at the public area of the property shall be shared to be paid reasonably and equally by Party B and owners leasing the property according to the monthly actual water, electricity and elevator maintenance fees at the public area (it is commonly referred to as public contributions).

2.	Except the expenses shall be paid by Party A under the regulation of the Contract, Party A shall not pay any other expenses like management expense to Party B.

Article 4: Responsibilities of both parties
1.	Party B shall ensure that the roof of the house leased by Party A has no water seepage and the problem of the building main body shall be assumed by Party B.
2.	Party B shall deliver the house leased by Party A to Party A for using on July 14, 2011.
3.	Party B shall be responsible for connecting the water and electricity facilities to the washroom and electric pipe well of the house leased by Party A for using.
4.
Party B shall provide the copies of the legal documents like the valid property certificate and the fire-control certificate to Party A, so as to assist Party A in handling the licenses of production and operation, the expense for Party A handling the licenses shall be assumed by it.

5.	Party A shall ensure that the load bore by each square of the leased property shall not exceed 0.75 tons.
6.
Party A shall be responsible for handling all procedures before the production and operation and the social insurance and the welfare benefits of the production worker within the lease term, and installing the relevant fire-fighting equipment.

7.	Party A shall assume all taxes and dues during the production and operation within the lease term.
8.
Within the lease term, Party A shall operate legally, obey the unified management of the functional department in the area under administration, not operate illegally, and not engage in illegal activities with the property. If Party A violates it, it is deemed that Party A breaks the contract, and Party B has the right to terminate the Contract independently and pursue the liability for breach of contract of Party A.

9.
Within the lease term, Party A shall pay attention to fire safety, not store dangerous, flammable, explosive and toxic articles in the property. If Party A violates the regulation and causes casualties or the property loss, Party A shall compensate for all losses caused.

10.
Within the lease term, Party A has the right to sublease the property to the third party for operation. However, Party A shall not mortgage and sell the property to the third person in any manner. Otherwise, it is deemed that Party A breaks the contract, and Party B has the right to terminate the Contract and pursue the liability for breach of contract of Party A.

11.
Party A shall use and maintain the property properly, and keep it in good condition; if it shall change the inner structure of the property, it shall be agreed by Party B in advance; if Party A changes the house structure arbitrarily and the property has loss caused by the usage, Party B can terminate the contract, recover the property and require Party A to compensate for loss.

12.
For loss caused by force majeure (means unforeseeable, unavoidable and insurmountable objective circumstances), the former part belonging to Party B shall be repaired by Party B and Party B shall assume the expense. For the property loss caused by fault of Party A, Party A shall be responsible for repairing and recovering.

13.	Party A shall manage the leased house independently and pay the relevant expenses within the lease term.

Article 5: Breach of contract and liability for breach of contract
1.
At the expiration of the lease term, Party A shall return the leased property to Party B; if Party A delays to return the leased property without reasonable cause or without notifying Party B in advance, Party B has the right to charge the delayed use fee of the leased house from Party A according to twice of the rent.

2.
Within the lease term, if any party terminates the contract in advance without permission of the other party, the other party has the right to require the default party to pay the liquidated damages according to five times of the monthly rent.

Article 6: Other agreements
1.
If the house collapses owing to the natural disaster of the force majeure within the lease term, it is not deemed as the breach of contract for both parties and both parties shall assume the respective loss.

2.
At the expiration of the lease term or at the time of termination, Party A shall keep Party B’s properties (including improvements of Party A) in good condition (excluding natural damage). The immovable properties invested by Party A (including hardware facilities of electric wire, water pipe and decoration) shall be owned by Party B unconditionally. The movable manufacturing facilities and furniture of Party A can be removed.

Article 7: Supplementary terms
Party B agrees and promises to Party A:
(1)	Freely provide the front area of the top floor (the 6th floor) in the comprehensive building to Party A for installing the company nameplate;
(2)
Freely provide the front desk in the hall of the first floor in the comprehensive building to be used by Party A, and the background of the front desk shall be provided to Party A freely for posting the company name; and provide the hall of the first floor of the comprehensive building (leisure area) to be used by Party A;

(3)	Freely provide the blank area of the wall in the left hand side after entering (steel bars) to Party A for installing the company nameplate;
(4)	Freely provide the side of A factory building leased by Party A (the right hand side after entering the front gate) to Party A for installing the company nameplate;
(5)	Agree Party A to install the cargo lifter at the back of A factory building leased by Party A (the side closing to B factory building), and the expense shall be assumed by Party A itself;
(6)	Ensure that the location leased by Party A can be filed and the filing shall be provided to Party A within 5 working days since the date formally signing the lease contract;
(7)
For the third floor of the warehouse pre-leased by Party A, Party B shall be responsible for decorating (it shall be separated as four suites and paved the floor brick; Party A shall provide the detailed design proposal); it shall be delivered to Party A for using within 30 days since the effective date of the formal contract signed by Party A and Party B.

(8)	Party A assigns the warehouse security guard and the cleaner;
(9)	Party B shall be responsible for paving the truck route of the side entrance within 30 days since the date Party A entering.

Article 8: Matters unmentioned here shall be signed the supplementary provision through the negotiation of Party A and Party B. The former agreement, supplementary provision and the attachment are the integral part of the Contract, covering equal legal effect with the Contract.

Article 9: Dispute solution
Dispute aroused under the Contract shall be negotiated by both parties or applied for arbitration; if the negotiation or the mediation fails, it shall appeal to the People’s Court with the jurisdiction.

Article 10: The Contract shall come into force after being signed (sealed) by both parties.

Article 11: The Contract has six copies, with Party A holding four and Party B holding two, covering equal legal effect.

This page is for signature only, no text below!

Party A (seal): Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd.
Business license No.: 140000000026401
Legal representative: Lu Shengfeng
Company Tel: 020-85666605
Company fax: 020-85666605
Representative of signing: Lu Shengfeng
ID card No. of representative: 440106197011191832
Contact number of representative: 18688966385
Signing date: July 15, 2011
Signing place: No. 9 Yanhe Road, Donghui Square, West Area of Economic and Technological Development Zone, Guangzhou

Party B: Guangzhou Juli Stationery Co., Ltd.
Business license No.: 440108400000586
Legal representative: Chen Jinhe
Company Tel: 020-84066453     020-32202688
Company fax: 020-84066453
No. of the leased house proprietary certificate: Y.F.D.Q.Z.S.Z. No. 0510008466
Representative of signing: Chen Youhui
ID card No. of representative: 440524197102286612
Contact number of representative: 18928972398
Signing date: July 7, 2011
Signing place: No. 9 Yanhe Road, Donghui Square, West Area of Economic and Technological Development Zone, Guangzhou